Exhibit 10.79




                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement"), dated as of January 1, 1995, is made by and between Maxicare Health Plans, Inc., a
       Delaware corporation (the "Company"), and Warren Foon, an individual ("Employee").


                                    RECITALS


         WHEREAS, Employee is knowledgeable and skillful in the Company's business;
         WHEREAS, the Company wishes to retain the services of Employee as Vice President, Plan Operations Support of the Company and Employee has agreed to render services as such;
         WHEREAS, Employee is willing to be employed by the Company under the terms and conditions set forth herein;
         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.    As  used  in  this  Agreement,  the  following
       capitalized  terms  shall  have   the  following  meanings,  unless
       otherwise  expressly  provided  or  unless  the  context  otherwise requires:
            (a) "Board of Directors" means  the  Board of Directors of the
       Company.
            (b) "Cause" means, as used with respect to the involuntary termination of Employee:
                (i)   The continued  failure  or  refusal  by  Employee to
       substantially perform his duties pursuant to the terms of this Agreement; or
                (ii)  The engaging by  Employee  in misconduct or inaction materially injurious to the Company; or
                (iii) The conviction of  Employee  for  a  felony  or of a crime involving moral turpitude.
            (c) "Change of Control" means (i) the merger or consolidation of the Company with or into any other person or entity other than an affiliate or subsidiary of the Company if, upon the consummation of the transaction, holders of the Company's equity securities, immediately prior to such transaction, own less than fifty percent (50%) of the equity; or (ii) the sale or transfer by the Company of all or substantially all of its assets.
            (d) "Incapacity" means the absence of the Employee from his employment or the inability of Employee to perform his duties pursuant to this Agreement by reason of mental or physical illness, disability or incapacity for a period of thirty (30) consecutive days.
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         2. Employment, Services and Duties.    The Company hereby employs
       Employee as Vice President, Plan Operations Support. In connection with the foregoing, Employee shall report to and be supervised by the Company's Chief Executive Officer (the "CEO") or such other person as the CEO may designate (the "Supervisor") and shall have such duties and responsibilities as may be designated by the
       Supervisor;  provided,  however,  until   and  unless  Employee  is
       notified by the CEO, Employee shall continue to report to and be supervised by the person said Employee is currently reporting to who shall be deemed to be the Supervisor hereunder if said person is not the CEO. Subject to the foregoing, Employee shall have and
       perform  the   duties   and   have   the   powers,   authority  and
       responsibilities  ordinarily  associated   with  a  person  holding
       Employee's position. Employee shall render his services at such locations as the Supervisor may designate.

         3. Acceptance of Employment. Employee hereby accepts employment hereunder and agrees to devote his full time to the Company's business and shall in no way be involved in any activities whatsoever which might interfere with Employee's: (1) employment with the Company; (2) satisfaction of Employee's obligations on behalf of the Company pursuant to the terms of this Agreement; or
       (3) activities on behalf of the Company in the discharge of his duties during business hours.

         4. Compensation. As compensation for all services to be rendered by Employee hereunder, the Company shall pay to Employee a base salary at the rate of $145,000 per annum, (the "Base Salary") with such increases and/or bonuses as may be determined from time to time by the CEO in his sole discretion and, if applicable, subject to the approval of the Board of Directors. Said Base Salary shall be payable in equal semi-monthly installments or in such other installments as the Company may from time to time pay other similarly situated employees.

         5. Benefits.  In  addition  to  the  compensation provided for in
       Section 4 of this Agreement, Employee shall have the right to participate in any profit-sharing, pension, life, health and accident insurance, or other employee benefit plans presently adopted or which hereafter may be adopted by the Company in a manner comparable to those offered or available to other employees
       of the Company  who  are  similarly  situated.    Employee shall be
       entitled to twenty (20) days annual vacation time, during which time his compensation will be paid in full. Unused vacation days at the end of any pay period(s) may be carried over to a pay period(s), provided that the cumulative number of vacation days accruing from and after the date of this Agreement carried over in any one pay period shall not exceed twenty (20) days. Unused vacation days accruing from and after the date of this Agreement in excess of twenty (20) days at the end of each pay period shall be extinguished without any obligation on the part of the Company; provided, however, solely in the event Employee has accrued in excess of twenty (20) vacation days prior to the date hereof ("Excess Vacation Days"), Employee shall be entitled to carry over up to, but not in excess of, such amount of Excess Vacation Days
       from pay period to pay  period.   Notwithstanding the foregoing, or
       any other Company policy to the contrary, Employee shall not be entitled to, nor shall accrue any new vacation days during any pay period in which Employee has Excess Vacation Days. In the event
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       Employee reduces the amount  of  Excess  Vacation  Days in any year through the utilization of more than twenty (20) vacation days in such year, Employee shall not be entitled to the restoration of such Excess Vacation Days through the utilization of less than twenty (20) vacation days in any subsequent year and pay period. Employee shall under no circumstances be entitled to cash in lieu of vacation days, except in the event of their termination of employment with the Company and then only as specifically provided in Section 8 hereof.

         6. Expenses. The Company shall reimburse Employee for all reasonable travel, hotel, entertainment and other expenses incurred by Employee in the discharge of Employee's duties hereunder, in accordance with Company policy regarding same, only after receipt from Employee of vouchers, receipts or other reasonable substantiation of such expenses acceptable to the Company.

         7. Term of Employment. The term of employment hereunder shall be for a period of three (3) years, commencing as of the date of this Agreement. Employee's employment with the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following events:
            (a) The death of Employee;
            (b) Employee voluntarily leaves the employ of the Company with the consent of the Company, which consent may be withheld in the Company's sole discretion;
            (c) The Incapacity of Employee;
            (d) The Company terminates this Agreement for Cause;
            (e) The Company terminates this Agreement for any reason other than as set forth in Sections 7 (a), 7 (c) or 7 (d) hereof; or
            (f) The appointment of a trustee for the Company for the purpose of liquidating and winding up the Company pursuant to Chapter 7 of the Federal Bankruptcy Code.

         8. Compensation Upon Termination. In the event this Agreement is terminated pursuant to Section 7, the Company shall pay to Employee such compensation as Employee is entitled to receive pursuant to
       Section 4, prorated through the date of said termination. In addition to the forgoing:
            (a) In the event that such  termination arises under Section 7
       (a), Employee's estate shall be entitled to receive severance compensation equal to such amount of Employee's annual base salary as would have been paid over an additional thirty (30) day period;
            (b) In the event that such  termination arises under Section 7
       (e), Employee shall be entitled to receive severance compensation in an amount equal to such amount of Employee's annual base salary as would have been paid over a four (4) month period;
            (c) In the event that this Agreement is terminated by the Company or its successor in interest in connection with, or as a result of, a Change in Control or for any reason other than as set



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       forth in Sections 7 (a)  -  (d)  hereof  within six (6) months of a
       Change  in  Control,  Employee  shall,  in  lieu  of  any severance
       compensation  payable   pursuant   to   the  immediately  preceding
       sentence, be entitled to receive severance compensation in an amount equal to such amount of Employee's annual base salary as would have been paid over a four (4) month period; and
            (d) Any and all severance amounts paid pursuant to the provisions of this Section 8 shall be paid in one lump sum installment.

         9. Covenant Not to Compete.
            (a) Employee covenants and agrees that, during the term of this Agreement, Employee will not, directly or indirectly, own, manage, operate, join, control or become employed by, or render any services of any advisory nature or otherwise, or participate in the ownership, management, operation or control of, any business which competes with the business of the Company or any of its affiliates; provided, however, in the event of a termination of Employee's employment with the Company pursuant to Sections 7 (b) or 7 (e), this provision shall be rendered null and void, unless otherwise provided for in the Company's consent pursuant to Section 7 (b).
            (b) In the event of a termination of the Employee's employment with the Company as a result of Employee's voluntary termination without the consent of the Company, this provision shall remain in full force and effect though the remainder of the term hereof as though Employee continued to be employed by the Company.
            (c) Notwithstanding the foregoing, Employee shall not be prevented from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of a company in which investments are made, provided such company is not engaged in a business competitive to the Company, or if it is in competition with the Company, provided its stock is publicly traded and Employee owns less than one percent (1%) of the outstanding stock of that company.

         10. Confidentiality. Employee covenants and agrees that he will not at any time during or after the termination of his employment by the Company reveal, divulge or make known to any person, firm or corporation any information, knowledge or data of a proprietary nature relating to the business of the Company or any of its affiliates which is not or has not become generally known or public. Employee shall hold, in a fiduciary capacity, for the benefit of the Company, all information, knowledge or data of a proprietary nature, relating to or concerned with, the operations, customers, developments, sales, business and affairs of the Company and its affiliates which is not generally known to the public and which is or was obtained by the Employee during his employment by the Company. Employee recognizes and acknowledges that all such information, knowledge or data is a valuable and unique asset of the Company, and accordingly he will not discuss or divulge any such information, knowledge or data to any person, firm, partnership, corporation or organization other than to the Company,

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       its affiliates, designees, assignees or successors or except as may otherwise be required by the law, as ordered by a court or other governmental body of competent jurisdiction, or in connection with the business and affairs of the Company.

         11.    Equitable  Remedies.    In  the   event  of  a  breach  or
       threatened breach by Employee of any of his obligations under Sections 9 and 10 hereof, Employee acknowledges that the Company may not have an adequate remedy at law and therefore it is mutually agreed between Employee and the Company that, in addition to any other remedies at law or in equity which the Company may have, the Company shall be entitled to seek in a court of law and/or equity a temporary and/or permanent injunction restraining Employee from any continuing violation or breach of this Agreement.

         12.    Miscellaneous.
            (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger, reorganization or other transaction in which the Company is not the surviving or resulting corporation or upon any transfer of all or substantially all of the assets of the Company in the event of any such merger, or transfer of assets. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred in the same manner and to the same extent that the Company would be required to perform it if no such transaction had taken place.
         Neither this Agreement nor any rights arising hereunder may be assigned or pledged by Employee; provided, however, that this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
            (b) Except as otherwise provided by law or elsewhere herein, in the event of an act of force majeure, as hereinafter defined, during the term hereof which event continues for a period of no less than fifteen (15) days, the Company shall be entitled to suspend this Agreement for the duration of such event of force majeure. In such event, during the duration of the event of force majeure the Company shall be relieved of its obligations to the Employee pursuant to Sections 4 and 5; except for the continuation of any health, life or disability insurance coverage. For the purposes hereof, "force majeure" shall be defined as the occurrence of one or more of the following events:
                (i) any act commonly understood to be of force majeure which materially and adversely affects the Company's business and operations, including but no limited to, the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, epidemic, explosion, accident, calamity or other act of God;


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                (ii)  any strike or labor  dispute  or court or government action, order or decree;
                (iii) a banking moratorium having been declared by federal or state authorities;
                (iv)  an  outbreak  of  major  armed  conflict,  blockade, embargo, or other international hostilities or restraints or orders of civic, civil defense, or military authorities or other national or international calamity having occurred;
                (v)   any act of public  enemy,  riot or civil disturbance
       or threat thereof; or
                (vi)  a  pending  or   threatened  legal  or  governmental
       proceeding or action relating generally to the Company's business, or a notification having been received by the Company of the threat of any such proceeding or action, which could materially adversely affect the Company.
            (c) Except  as  expressly   provided  herein,  this  Agreement
       contains the entire understanding between the parties with respect to the subject matter hereof, and may not be modified, altered or amended except by an instrument in writing signed by the parties hereto. This Agreement supersedes all prior agreements of the parties with respect to the subject matter hereof, including, but not limited to, the Employment Agreement dated as of January 1, 1994 which is hereby terminated and is no longer in force or effect except for the provisions in Sections 10 and 11 of such agreement which shall continue to be binding on the parties. In the event of termination of employment of Employee pursuant to this Agreement, the arrangements provided for by this Agreement, by any Stock Option Agreement or other written agreement between the Company or any of its affiliates and Employee in effect at the time, and by any other applicable benefit plan of the Company or any of its affiliates, will constitute the entire obligation of the Company to
       the  Employee,  and  performance   thereof   by  the  Company  will
       constitute full settlement  of    any  and  all  claims, whether in
       contract or tort, that Employee might otherwise assert against the Company or any of its affiliates on account of such termination.
            (d) This Agreement shall be  construed  in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state and without regard to the conflict of law principles thereof.
            (e) Nothing in this Agreement is  intended to require or shall be construed as requiring the Company  to  do or fail to do any act
       in violation of applicable  law.   The Company's inability pursuant
       to court order to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall, nevertheless, remain in full force and effect in all other circumstances.
            (f) With the  exception  of  disputes  arising  under  or with respect to Sections 9 or 10  hereof, any and all disputes hereunder
       shall be resolved by  arbitration.    Any  party hereto electing to
       commence an action shall give written notice to the other parties
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       hereto  of  such  election.    The  dispute  shall  be  settled  by
       arbitration to take  place  in  Los  Angeles County, California, in
       accordance  with  the  then   rules  of  the  American  Arbitration
       Association; provided, however, in the event the parties are unable to agree on an arbitrator within twenty (20) days after receipt of the aforementioned notice of arbitration, a single arbitrator shall be selected by the Chief Judge of the Superior Court of the State
       of California for the County  of  Los  Angeles.   The award of such
       arbitrator may be confirmed or enforced in any court of competent jurisdiction. The costs and expenses of the arbitrator including the attorney's fees and costs of each of the parties, shall be apportioned between the parties by such arbitrator based upon such arbitrator's determination of the merits of their respective positions. With respect to such arbitration, the parties shall have those rights of discovery as may be granted by the arbitrator in accordance with California law.
            (g) Any notice to the  Company required or permitted hereunder shall be  given  in  writing  to  the  Company,  either by personal service, telex, telecopier or, if by mail, by registered or certified mail, return receipt requested, postage prepaid, duly addressed to the Secretary of the Company at its then principal place of business. Any such notice to Employee shall be given in a like manner, and if mailed shall be addressed to Employee at Employee's home address then shown in the files of the Company. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given on the fifth day following the postmarked date, if mailed, or the date of delivery if personally delivered.
            (h) A waiver by either party of  any term or condition of this
       Agreement or any breach thereof, in any one instance, shall not be deemed or construed to be a waiver of such term or condition or of any subsequent breach thereof.
            (i) The paragraph and subparagraph  headings contained in this
       Agreement are solely for convenience and shall not be considered in its interpretation.
            (j) This  Agreement   may   be   executed   in   one  or  more
       counterparts, each of which shall constitute an original.

















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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                 COMPANY:


                                         MAXICARE HEALTH PLANS, INC.,
                                         a Delaware corporation


                                         By:/s/ PETER J. RATICAN
                                            --------------------
                                                Peter J. Ratican
                                            Chairman, President and
                                            Chief Executive Officer


                                         EMPLOYEE:


                                         By:/s/ WARREN FOON
                                            -----------------------
                                                Warren Foon
                                               Vice President
                                            Plan Operations Support



























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